As filed with the Securities and Exchange Commission on November 12, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Capstone Turbine Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-4180883
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

21211 Nordhoff Street
Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

CAPSTONE TURBINE CORPORATION AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

(Full title of the plan)

Darren R. Jamison

President and Chief Executive Officer

Capstone Turbine Corporation

21211 Nordhoff Street

Chatsworth, California 91311

(818) 734-5300

(Name, address and telephone number, including area code, of agent for service)

with copies to:

J. Chase Cole, Esq.

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

(615) 244-6380

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan Common Stock, $0.001 par value (4)	450,000 shares	$3.01	$1,354,500	$136.40

(1)                                 The shares registered hereunder include 450,000 shares of common stock of Capstone Turbine Corporation (“Capstone”) reserved for issuance pursuant to future grants under the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan, as amended and restated (the “2000 Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) also covers an indeterminate number of additional shares of Capstone’s common stock that may be issued in accordance with the provisions of the employee benefit plans described herein.

(2)                                 The proposed maximum offering price per share is based upon the average of the high and low trading prices per share of Capstone’s common stock reported on November 10, 2015, as reported by the Nasdaq Capital Market, pursuant to Rule 457(h) of the Securities Act.

(3)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.

(4)                                  Includes rights to purchase shares of Capstone’s preferred stock (the “Rights”) which are issuable pursuant to Capstone’s Rights Agreement, as amended. Until the occurrence of certain prescribed events, the Rights are not exercisable and will be transferable along with and only with the common stock.

EXPLANATORY NOTE

The contents of (i) Capstone’s registration statement on Form S-8 (File No. 333-40868) registering shares of Common Stock issuable pursuant to the 2000 Plan and filed with the Securities and Exchange Commission (the “Commission”) on July 6, 2000; (ii) Capstone’s registration statement on Form S-8 (File No. 333-101201) registering shares of Common Stock issuable pursuant to the 2000 Plan and filed with the Commission on November 14, 2002; (iii) Capstone’s registration statement on Form S-8 (File No. 333-131431) registering shares of Common Stock issuable pursuant to the 2000 Plan and filed with the Commission on February 1, 2006; (iv) Capstone’s registration statement on Form S-8 (File No. 333-160049) registering shares of Common Stock issuable pursuant to the 2000 Plan and filed with the Commission on June 17, 2009; and (v) Capstone’s registration statement on Form S-8 (File No. 333-184033) registering shares of Common Stock issuable pursuant to the 2000 Plan and filed with the Commission on September 21, 2012 are hereby incorporated by reference pursuant to Instruction E to Form S-8. Also, pursuant to Instruction E to Form S-8, the portion of the filing fee applicable to the 2000 Plan is being paid only with respect to the 450,000 shares authorized for issuance pursuant to the 2000 Plan not previously registered.

As disclosed in Capstone’s Current Report on Form 8-K filed with the Commission on November 6, 2015, Capstone effected a 1-for-20 reverse stock split of its Common Stock as of 4:30 p.m. Eastern Standard Time on November 6, 2015 Accordingly, the number of shares of Common Stock available for future awards under the 2000 Plan, and the amount and exercise price, if any, of awards outstanding under the 2000 Plan have been appropriately adjusted in accordance with the terms of the 2000 Plan to reflect the reverse stock split.

Unless otherwise indicated, share data and per share data included in documents incorporated by reference in this Registration Statement have not been recast to reflect the reverse stock split.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

Capstone will provide participants, upon written or oral request and without charge, a copy of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) prospectus, and all documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for such documents should be directed to Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311, Attention: Secretary, telephone number: (818) 734-5300.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Capstone hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)                                 Capstone’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015, filed with the Commission on June 15, 2015;

(b)                                 Capstone’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2015 and September 30, 2015, filed with the Commission on August 6, 2015 and November 5, 2015, respectively;

(c)                                  Capstone’s Current Reports on Form 8-K, filed with the Commission on April 16, 2015, June 19, 2015, July 6, 2015, August 28, 2015, and November 6, 2015; and

(d)                                 The description of Capstone’s Common Stock contained in Capstone’s Registration Statement on Form 8-A, filed with the Commission on June 22, 2000, including any subsequent amendment or report filed for the purpose of amending such description, and the description of Capstone’s Preferred Stock purchase rights contained in Capstone’s Registration Statement on Form 8-A, filed with the Commission on July 8, 2005, including any subsequent amendment or report filed for the purpose of amending such description.

All documents subsequently filed by Capstone pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) provides that a corporation may eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Capstone has adopted provisions in its second amended and restated certificate of incorporation which require Capstone, to the fullest extent permitted by the DGCL, to indemnify all directors and officers of Capstone, and such other persons as may be required by statute or by Capstone’s amended and restated bylaws, against any liability and to advance indemnification expenses on behalf of all directors and officers of Capstone. The certificate further requires Capstone to limit, to the fullest extent permitted by the DGCL, the liability for monetary damages of directors of Capstone for actions or inactions taken by them as directors. If the DGCL is later amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the certificate provides that the liability of a director to Capstone shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time.

The second amended and restated certificate of incorporation also empowers Capstone, to the fullest extent permitted by the DGCL, to purchase and maintain insurance on behalf of any director or officer, or such other person as may be permitted by statute or Capstone’s amended and restated bylaws, against any liability which may be asserted against any director, officer or such other person.

In addition, Capstone’s amended and restated bylaws require that it indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of Capstone, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is a director or officer of Capstone, and at the discretion of the board of directors, Capstone may indemnify any person (or the estate of any person) who is such a party or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of Capstone or is or was serving at Capstone’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Capstone may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him and may enter into contracts providing for the indemnification of such person to the full extent permitted by law. To the full extent permitted by law, the indemnification provided under Capstone’s amended and restated bylaws shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by Capstone in advance of the final disposition of such action, suit or proceeding. The indemnification provided under our amended and restated bylaws shall not be deemed to limit Capstone’s right to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from Capstone may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Capstone has entered into indemnity agreements (the “Indemnity Agreements”) with each Capstone director, including directors who are also officers and employees of Capstone, and certain senior officers of Capstone. The Indemnity Agreements provide that Capstone will pay any expenses, as defined within such Indemnity Agreements, which an indemnitee is or becomes legally obligated to pay in connection with any proceeding, including any threatened, pending or completed claim, action, suit or proceeding, whether brought by or in the right of Capstone or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that the indemnitee is or was, or has agreed to become, a director or officer of Capstone, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by the indemnitee, by reason of any action taken by him or of any inaction on his or her part while acting as such director or officer, or by reason of the fact that he or she was serving at the request of Capstone as a director, trustee, officer, employee or agent of Capstone or another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the indemnitee; provided, that in each such case the indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Capstone, and, in the case of a criminal proceeding, in addition had no reasonable cause to believe that his or her conduct was unlawful.

The payments to be made under the Indemnity Agreements include, but are not limited to, damages, judgments, fines, penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under the Indemnity Agreement, except Capstone is not liable to make any payment under the Indemnity Agreements in connection with any claim made against an indemnitee (a) to the extent that payment is actually made to the indemnitee under a valid, enforceable and collectible insurance policy, (b) to the extent that the indemnitee is indemnified and actually paid otherwise than pursuant to the Indemnity Agreement, (c) for a disgorgement of profits made from the purchase and sale by the indemnitee of securities pursuant to Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any state statutory law or common law, or (d) for any judgment, fine or penalty which Capstone is prohibited by applicable law from paying as indemnity or for any other reason.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Number	Exhibit
4.1	Second Amended and Restated Certificate of Incorporation of Capstone Turbine Corporation (a)
4.2	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (b)
4.3	Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Capstone Turbine Corporation dated September 16, 2008 (c)
4.4	Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Capstone Turbine Corporation dated August 30, 2012 (d)
4.5	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Capstone Turbine Corporation (e)
4.6	Amended and Restated Bylaws of Capstone Turbine Corporation (f)
4.7	Specimen Stock Certificate (g)
4.8	Rights Agreement, dated as of July 7, 2005, by and between Capstone Turbine Corporation and Mellon Investor Services LLC (b)
4.9	Amendment No. 1 to Rights Agreement, dated July 3, 2008, between Capstone Turbine Corporation and Mellon Investor Services LLC (h)
4.10	Amendment No. 2 to Rights Agreement, dated June 9, 2011, between Capstone Turbine Corporation and Mellon Investor Services, LLC (i)
4.11	Amendment No. 3 to Rights Agreement, dated July 1, 2014, between Capstone Turbine Corporation and Computershare Inc. as successor-in-interest to Mellon Investor Services LLC (j)
4.12	Amendment No. 4 to Rights Agreement, dated August 5, 2014, between Capstone Turbine Corporation and Computershare Inc. as successor-in-interest to Mellon Investor Services LLC (k)
5	Opinion of Waller Lansden Dortch & Davis, LLP
10.1	Form of Inducement Stock Option Agreement (l)
10.2	Form of Inducement Restricted Stock Unit Agreement (l)
10.3	Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan, as amended and restated (m)
10.4	Amendment to the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan, dated effective as of August 27, 2015 (n)
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

(a)	Incorporated by reference to Capstone Turbine Corporation’s Registration Statement on Form S-1/A, dated May 8, 2000 (File No. 333-33024).
(b)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 8, 2005 (File No. 001-15957).
(c)	Incorporated by reference to Capstone Turbine Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 (File No. 001-15957)
(d)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on September 6, 2012 (File No. 001-15957).
(e)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on November 6, 2015 (File No. 001-15957).
(f)	Incorporated by reference to Capstone Turbine Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005 (File No. 001-15957).
(g)	Incorporated by reference to Capstone Turbine Corporation’s Registration Statement on Form S-1/A, dated June 21, 2000 (File No. 333-33024).
(h)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 10, 2008 (File No. 001-15957).
(i)	Incorporated by reference to Capstone Turbine Corporation’s Annual Report on Form 10-K for the year ended March 31, 2011 (File No. 001-15957).
(j)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 2, 2014 (File No. 001-15957).
(k)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on August 5, 2014 (File No. 001-15957).
(l)	Incorporated by reference to Capstone Turbine Corporation’s Registration Statement on Form S-8 filed on June 17, 2009 (File No. 001-15957).
(m)	Incorporated by reference to Annex A to Capstone Turbine Corporation’s Definitive Proxy Statement filed on July 17, 2012 (File No. 001-15957).
(n)	Incorporated by reference to Appendix B to Capstone Turbine Corporation’s Definitive Proxy Statement filed on July 15, 2015 (File No. 001-15957).

Item 9. Undertakings.

A.                                    The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on November 12, 2015.

CAPSTONE TURBINE CORPORATION

By:	/s/ DARREN R. JAMISON
Darren R. Jamison
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darren R. Jamison and Jayme L. Brooks, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any and all registration statements, and any and all amendments thereto (including post-effective amendments) relating to the offering of securities as this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s / DARREN R. JAMISON	President, Chief Executive Officer and Director	November 12, 2015
Darren R. Jamison	(Principal Executive Officer)

/s/ JAYME L. BROOKS	Chief Financial Officer and Chief Accounting Officer	November 12, 2015
Jayme L. Brooks	(Principal Financial Officer and Principal Accounting Officer)

/s/ GARY D. SIMON	Chairman of the Board of Directors	November 12, 2015
Gary D. Simon

/s/ RICHARD K. ATKINSON	Director	November 12, 2015
Richard K. Atkinson

/s/ NOAM LOTAN	Director	November 12, 2015
Noam Lotan

/s/ GARY J. MAYO	Director	November 12, 2015
Gary J. Mayo

/s/ ELIOT G. PROTSCH	Director	November 12, 2015
Eliot G. Protsch

/s/ HOLLY A. VAN DEURSEN	Director	November 12, 2015
Holly A. Van Deursen

/s/ DARRELL J. WILK	Director	November 12, 2015
Darrell J. Wilk

EXHIBIT INDEX

Number	Exhibit
4.1	Second Amended and Restated Certificate of Incorporation of Capstone Turbine Corporation (a)
4.2	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (b)
4.3	Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Capstone Turbine Corporation dated September 16, 2008 (c)
4.4	Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Capstone Turbine Corporation dated August 30, 2012 (d)
4.5	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Capstone Turbine Corporation (e)
4.6	Amended and Restated Bylaws of Capstone Turbine Corporation (f)
4.7	Specimen Stock Certificate (g)
4.8	Rights Agreement, dated as of July 7, 2005, by and between Capstone Turbine Corporation and Mellon Investor Services LLC (b)
4.9	Amendment No. 1 to Rights Agreement, dated July 3, 2008, between Capstone Turbine Corporation and Mellon Investor Services LLC (h)
4.10	Amendment No. 2 to Rights Agreement, dated June 9, 2011, between Capstone Turbine Corporation and Mellon Investor Services, LLC (i)
4.11	Amendment No. 3 to Rights Agreement, dated July 1, 2014, between Capstone Turbine Corporation and Computershare Inc. as successor-in-interest to Mellon Investor Services LLC (j)
4.12	Amendment No. 4 to Rights Agreement, dated August 5, 2014, between Capstone Turbine Corporation and Computershare Inc. as successor-in-interest to Mellon Investor Services LLC (k)
5	Opinion of Waller Lansden Dortch & Davis, LLP
10.1	Form of Inducement Stock Option Agreement (l)
10.2	Form of Inducement Restricted Stock Unit Agreement (l)
10.3	Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan, as amended and restated (m)
10.4	Amendment to the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan, dated effective as of August 27, 2015 (n)
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

(a)	Incorporated by reference to Capstone Turbine Corporation’s Registration Statement on Form S-1/A, dated May 8, 2000 (File No. 333-33024).
(b)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 8, 2005 (File No. 001-15957).
(c)	Incorporated by reference to Capstone Turbine Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 (File No. 001-15957)
(d)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on September 6, 2012 (File No. 001-15957).
(e)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on November 6, 2015 (File No. 001-15957).
(f)	Incorporated by reference to Capstone Turbine Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005 (File No. 001-15957).
(g)	Incorporated by reference to Capstone Turbine Corporation’s Registration Statement on Form S-1/A, dated June 21, 2000 (File No. 333-33024).
(h)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 10, 2008 (File No. 001-15957).
(i)	Incorporated by reference to Capstone Turbine Corporation’s Annual Report on Form 10-K for the year ended March 31, 2011 (File No. 001-15957).
(j)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on July 2, 2014 (File No. 001-15957).
(k)	Incorporated by reference to Capstone Turbine Corporation’s Current Report on Form 8-K filed on August 5, 2014 (File No. 001-15957).
(l)	Incorporated by reference to Capstone Turbine Corporation’s Registration Statement on Form S-8 filed on June 17, 2009 (File No. 001-15957).
(m)	Incorporated by reference to Annex A to Capstone Turbine Corporation’s Definitive Proxy Statement filed on July 17, 2012 (File No. 001-15957).
(n)	Incorporated by reference to Appendix B to Capstone Turbine Corporation’s Definitive Proxy Statement filed on July 15, 2015 (File No. 001-15957).